EXHIBIT 10.10 - 1995 DIRECTORS STOCK OPTION PLAN


I.      PURPOSE
        The Zurn Industries, Inc. 1995 Directors Stock Option Plan (the "1995 Plan") is intended to advance the interests of Zurn Industries, Inc. (the "Company") and its Shareholders by affording to directors of the Company, upon whose judgment and experience the Company is dependent for the successful administration of its business, the incentive advantages inherent in stock ownership, to the end that the Company may attract and retain them as directors.

II.     OPTIONS
        The Shareholders of the Company have authorized the distribution of options with respect to no more than 150,000 shares of Common Stock of
        the Company subject to adjustment as provided in Section V.   Such
        shares may be authorized and unissued or may have been issued and reacquired and held in the Treasury of the Company. Any shares which have been subject to an option which for any reason expires or is terminated unexercised shall again be available for options.

        Each nonemployee member of the Company's Board of Directors shall be a Participant in the 1995 Plan. No person who is also an employee of the Company or one of its subsidiaries shall be a Participant except with respect to any options received prior to becoming such an employee.

        Each Participant who was not an employee of the Company or of one of its subsidiaries during the six-month period preceding the date options are distributed shall receive on the first business day following the final adjournment of the Company's Annual Meetings of Shareholders during the term of the 1995 Plan an option to purchase 2,000 shares of the Company's Common Stock provided there is a sufficient number of shares available; otherwise, the number of shares shall be prorated.

        The holder of an option shall, as such, have none of the rights of a Shareholder.

III.    TERMS AND CONDITIONS OF OPTIONS
        Option Price
        The option price shall be the closing price of the Common Stock of the Company on The New York Stock Exchange on the day prior to the day the option is distributed or, if no sale of the Company's Stock shall have been made on that Exchange on that day, on the next preceding day on which there was a sale (Fair Market Value). In no event shall the purchase price be less than the par value of the shares.

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        Payment
        Payment for all shares shall be made in cash or with Common Stock of the Company or a combination of both delivered at the time that an option, or any part thereof, is exercised. No shares shall be issued until full payment therefor has been made.
        Common Stock of the Company used as payment shall have been owned by the optionee not less than six months preceding the date the option is exercised and shall be valued at its Fair Market Value.

        Term Of Option
        The duration of stock options shall be ten years from the date of distribution.

        Exercise Of Option
        No option shall be exercised prior to six months after the date on which the option was distributed. While an optionee is a Director of the Company and in the case of an optionee who ceases to be a Director of the Company by reason of retirement, full and complete disability, or death, an option may be exercised prior to its expiration only by the optionee or, in the case of death, by the executor or administrator of the optionee's estate or by a person who acquired the right to exercise such option by bequest or inheritance. All option privileges continue for five years after retirement, full and complete disability, or death, but not after the expiration of the option term. Otherwise, an exercisable option may only be exercised within the ninety day period after an optionee ceases to be a Director of the Company. An option shall not be transferable by the optionee other than by will or by the laws of descent and distribution.

IV.     CHANGE IN CONTROL OF THE COMPANY
        Notwithstanding any other provisions in the 1995 Plan or the terms of any option distributed pursuant to the 1995 Plan, in the event of a change in control, each optionee may, during the period of thirty days following the change in control, require the Company to purchase outstanding options distributed more than six months before the change in control from the optionee at a purchase price equal to the excess of the market value per share over the option price multiplied by the number of shares subject to such options specified by the optionee for purchase in a written notice to the Company, attention of the Secretary. For purposes of this paragraph, market value per share shall mean the higher of (1) the average of the highest sales price per share of the Company's Common Stock on The New York Stock Exchange Composite Tape on each of the five trading days immediately preceding the date the optionee so notifies the Company and (2) the highest price, if any, offered in connection with a change in control. The amount paid to each optionee by the Company shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.





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        A Change in Control shall be deemed to occur if: (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"], other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the Shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (2) during any period of two consecutive years (not including any period prior to the distribution of an option) individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (1), (3) or (4) of this paragraph) whose election by the Board or nomination for election by the Company's Shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof; (3) the Shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or
        (4) the Shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

V.      ADJUSTMENTS IN EVENT OF RECAPITALIZATION
        If the Company shall issue any additional shares of Common Stock by way of stock dividend, stock split, subdivision or reclassification of shares of outstanding Common Stock, then in any of those events the aggregate number of shares subject to the 1995 Plan, and the number of shares and the option price per share of all stock subject to outstanding options shall be adjusted in order to appropriately reflect such capitalization changes.

        Upon any merger of one or more corporations into the Company or after any consolidation in which the Company shall be the surviving corporation, each optionee shall, at no cost, be entitled, upon any exercise of an option, to receive (subject to any required action by the Shareholders) in place of the shares of the Company as to which such option shall have been exercised, the number and class of stock

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        or other securities to which such option shall be entitled pursuant to
        the terms of the agreement of merger or consolidation.   The Board of
        Directors has the right to make, in its sole discretion, any adjustment required to equitably reflect any changes in the number or kind of shares to which the optionee would be entitled under the terms of such agreement of merger or consolidation had the option been exercised at the time of such merger or consolidation. Anything herein contained to the contrary notwithstanding, in the event (1) the Company shall be liquidated or dissolved, (2) the Company shall be a party to a merger or consolidation in which the Company will not be the surviving corporation, or (3) the Company shall sell substantially all of its assets and business to another corporation for a consideration consisting principally of shares or other securities of the purchasing corporation which are to be distributed among the Shareholders of the Company (other than dissenting Shareholders), then in any of these events the Board of Directors, prior to the consummation of such dissolution, merger, consolidation or sale of assets, shall make every reasonable effort to advise the holders of outstanding options that such transaction is imminent, and shall in the case of liquidation, and may in the case of such merger, consolidation or sale of assets, in its sole discretion, fix a date and notify the optionees thereof, at least thirty days prior thereto, on or prior to which, but not thereafter, the optionees may exercise the options in respect of any or all of the shares then remaining unpurchased.

VI.     ADMINISTRATION OF THE 1995 PLAN
        The 1995 Plan shall be administered by the Board of Directors of the Company which shall construe and interpret the 1995 Plan. The 1995 Plan may be terminated, except with respect to outstanding options, at any time by the Board of Directors.

        The Board of Directors may amend the 1995 Plan provided that, subject to the provisions of Section IV, no amendment shall (1) impair any option theretofore distributed under the 1995 Plan, (2) change the option price, or (3) without the approval of Shareholders, increase the number of shares of Common Stock authorized to be optioned and sold or change the number of shares which may be purchased pursuant to an option.

VII.    EFFECTIVE DATE AND TERM OF 1995 PLAN
        The 1995 Plan shall be effective on August 4, 1995, and shall terminate August 31, 2005. However, termination shall not impair the validity of outstanding options nor shall it affect the authority of the Board of Directors to administer the 1995 Plan after August 31, 2005, or earlier termination date, to the extent that it relates to those options which remain outstanding beyond such date.






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